SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
                                     |_| Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SPECTRIAN CORPORATION
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                (Name of Registrant as Specified in its Charter)

                              SPECTRIAN CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)     Title of each class of securities to which transaction applies:

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         (2)     Aggregate number of securities to which transaction applies:

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         (3)     Per  unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:

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         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

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|_| Fee paid previously with preliminary materials.

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|_|      Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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


                             SPECTRIAN CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 26, 1998


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Spectrian Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 26, 1998, at 10:00 a.m. local time, at 160 Gibraltar Court, Sunnyvale, California 94089, for the following purposes:

         1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To consider a proposal to amend the Certificate of Incorporation of the Company to provide that the Company not be governed by the Delaware anti-takeover statute (Section 203 of the Delaware General Corporation
     Law).

         3. To approve (i) the adoption of the 1998 Employee Stock Purchase Plan, (ii) the reservation of 250,000 shares of Common Stock for sale thereunder and (iii) an annual increase in the number of shares of Common Stock by the lesser of 300,000 shares or 2% of outstanding shares of Common Stock.

         4. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending March 31, 1999.

         5. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 18, 1998 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.


                                        Sincerely,

                                        /s/ Bruce R. Wright
                                        ----------------------------------
                                        Bruce R. Wright
                                        Secretary


Sunnyvale, California
May 28, 1998


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                             YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                              SPECTRIAN CORPORATION
                                ----------------
                            PROXY STATEMENT FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of SPECTRIAN CORPORATION, a Delaware corporation (the "Company" or "Spectrian"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Friday, June 26, 1998, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 160 Gibraltar Court, Sunnyvale, California 94089. The Company's principal executive offices are located at 350 W. Java Drive, Sunnyvale, California 94089, and its telephone number at that location is (408) 745-5400.

     These proxy solicitation materials were first mailed on or about May 28, 1998 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

     Stockholders of record at the close of business on May 18, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $.001 par value per share. As of May 18, 1998, 10,907,605 shares of the Company's Common Stock were issued and outstanding and held of record by 305 stockholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share of Common Stock held by the stockholder on the Record Date. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be counted in establishing the quorum.

     Each stockholder is entitled to one vote for each share held. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than April 15, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of May 18, 1998 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                      Five Percent Stockholders,                                          Common Stock           Approximate
               Directors and Certain Executive Officers                                Beneficially Owned    Percentage Owned(1)
               ----------------------------------------                                ------------------    -------------------
Kopp Investment Advisors, Inc.(2) ..............................................            2,496,650               22.9%
   6600 France Avenue South
   Suite 672
   Edina, MN 55433
Becker Capital Management, Inc.(3) .............................................              650,360                6.0
   1211 SW Fifth Avenue, Suite 2185
   Portland, Oregon 97204
Garrett A. Garrettson(4) .......................................................               95,641                  *
James A. Cole(5) ...............................................................                7,284                  *
Martin Cooper(6) ...............................................................               20,000                  *
Charles D. Kissner .............................................................                 --                    *
Robert Wilson(7) ...............................................................                3,750                  *
Eric A. Young(8) ...............................................................                3,750                  *
Bruce R. Wright(9) .............................................................               31,591                  *
Stephen B. Greenspan(10) .......................................................               54,193                  *
William Zucker(11) .............................................................               14,507                  *
Joseph M. Veni(12) .............................................................               22,874                  *
All Directors and executive officers as a group (12 persons)(13) ...............              305,584                2.7%

------------
 *   Less than 1%
 (1) Applicable percentage ownership is based on 10,907,605 shares of Common Stock outstanding as of May 18, 1998 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after May 18, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
 (2) Reflects ownership as reported on Schedule 13G/A dated February 10, 1998 with the Commission by Kopp Investment Advisors, Inc. ("KIA"). Represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company ("Holding") and (iii) LeRoy C. Kopp individually and through his ownership of a controlling interest in KIA and his control over Holdings. KIA has sole voting power over 614,000 shares of the Company's Common Stock, sole dispositive power over 468,000 shares of the Company's Common Stock and shared dispositive power over 1,942,650 shares of the Company's Common Stock. Holding has beneficial ownership of 2,410,650 shares of the Company's Common Stock. Mr. Kopp has beneficial ownership of 2,496,650 shares of the Company's Common Stock and sole voting and dispositive power over 86,000 shares of the Company's Common Stock.
 (3) Reflects beneficial ownership as reported on Schedule 13G filed with the Commission by Becker Capital Management, Inc. ("Becker") on February 13, 1998. Becker is a registered investment advisor pursuant to the Investment Advisors Act of 1940, as amended. Becker has sole voting and dispositive power over 650,300 shares of the Company's Common Stock.
 (4) Includes 89,637 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
 (5) Includes 3,750 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
 (6) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
 (7) Includes 3,750 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
 (8) Includes 3,750 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
 (9) Includes 31,250 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
(10) Includes 54,193 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
(11) Includes 11,898 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
(12) Includes 19,870 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.
(13) Includes 282,649 shares issuable pursuant to options exercisable within 60 days of May 18, 1998.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


Nominees

     A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Vote Required

     If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker nonvotes are not counted in the election of directors.

Nominees

     The names of the nominees and certain information about them are set forth below:

                                                                                             Director
        Name of Nominee          Age                  Position with Company                   Since
------------------------------- -----   -------------------------------------------------   ---------
Garrett A. Garrettson .........  54     President, Chief Executive Officer and Director       1996
James A. Cole(1) ..............  55     Director                                              1985
Martin Cooper(2) ..............  69     Director                                              1994
Charles D. Kissner ............  50     Director                                              1998
Robert C. Wilson(2) ...........  78     Director                                              1995
Eric A. Young(1) ..............  42     Director                                              1991

------------
(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.


     There is no family relationship between any director or executive officer of the Company.

     Garrett A. Garrettson joined the Company in April 1996 as President, Chief Executive Officer and Director. Between March 1993 and March 1996 he was President and Chief Executive Officer of Censtor Corporation, a company that designs and sells technology related to magnetic recording heads for the disk drive industry. From November 1986 to March 1993, he served as a Vice President of the Imprimis subsidiary of Control Data Corporation, a computer systems company and subsequently with Seagate Technology, Inc., ("Seagate") a company that designs and manufactures disk drives, when Seagate acquired the Imprimis subsidiary in 1989. Prior to 1986, Mr. Garrettson held a variety of positions with Hewlett Packard Company and served in the U.S. Navy. Mr. Garrettson also serves on the Boards of Directors of Benton Oil and Gas Company and RedLake Imaging Corporation. He received his B.S. and M.S. in Engineering Physics and his Ph.D. in Mechanical Engineering from Stanford University.

     James A. Cole has been a director of the Company since June 1985. He was a General Partner of Spectra Enterprise Associates, a venture capital firm, from October 1986 to November 1997 and has been a partner with Windward Ventures, a venture capital firm, since November 1997. Prior to 1986, Mr. Cole spent twenty years in various microwave integrated circuit companies, including Amplica Inc., where he was a co-founder and served as Chief Operating Officer. Amplica became a public company in 1981 and was acquired by Comsat Corporation in 1982. He presently serves on the Boards of Directors of Vitesse Semiconductor Corp., a semiconductor manufacturer, and Gigatronics Inc., a microwave instrument supplier.

     Martin Cooper has been a director of the Company since January 1994. Mr. Cooper has served as Chairman and Chief Executive Officer of Array Comm, Incorporated, a wireless technology manufacturer, since April 1992 and as Chairman of Dyna, Incorporated, a consulting company, since 1986. From 1985 to December 1992, he served as President of Cellular Pay Phone Incorporated, a cellular pay telephone company. From 1982 to 1986, he was a co-founder, Chairman and Chief Executive Officer of Cellular Business Systems, Inc., a management information company. From 1954 to 1983, Mr. Cooper served in a variety of positions including Corporate Vice President, Division Manager and Corporate Director of Research and Development of Motorola. Mr. Cooper currently serves on the Board of Directors of Conductus, Inc., a superconducting products company. He is a Fellow of the IEEE and of the Radio Club of America and a recipient of the IEEE Centennial medal. He serves on the Advisory Board of the International National Electronics Consortium and serves on its Board of Directors. He received his B.S. and M.S. in Electrical Engineering from the Illinois Institute of Technology.

     Charles D. Kissner has been a director of the Company since March 1998. Mr. Kissner has served as Chief Executive Officer of Digital Microwave Corporation ("Digital"), a wireless telecommunications equipment company, since July 1995 and was named Chairman of Digital's Board of Directors in August 1996. Prior to joining Digital, Mr. Kissner served from July 1993 to July 1995 as Vice President and General Manager of Microelectronics Division of M/A-COM, Inc., a manufacturer of radio and microwave communication products. From February 1990 to July 1993, Mr. Kissner served as President, Chief Executive Officer and a Director of Aristacom International, Inc., a communications software company. From 1971 to 1990, Mr. Kissner was an executive with AT&T and Fujitsu in a variety of positions. Mr. Kissner is also a member of the Board of Directors of American Medical Flight Support, Inc., a non-profit medical transportation company. Mr. Kissner received his B.S. in Industrial Management and Electrical Engineering from California State Polytechnic University and his M.B.A. from the University of Santa Clara.

     Robert C. Wilson has been a director of the Company since October 1995. Mr. Wilson has been Chairman of Wilson & Chambers, a venture capital and consulting firm, since December 1982. Mr. Wilson served as President, Chief Executive Officer and Chairman of the Board at Memorex Corporation from 1974 until 1980. From 1971 to 1974, Mr. Wilson served as President and Chief Executive Officer of Collins Radio Company, a communications company. From 1969 to 1971, Mr. Wilson was employed by Rockwell International, a diversified manufacturing company, first as President of Commercial Products and later as Executive Vice President. He is currently a member of the Boards of Directors of Gigatronics Inc., a microwave instrument supplier, and Resound Corporation, a hearing device manufacturing company. Mr. Wilson received his B.S. in Engineering from the University of California at Berkeley.

     Eric A. Young has been a director of the Company since January 1991. He is a co-founder of Canaan Partners, a venture capital investment firm, and has served as a General Partner of Canaan Partners since its inception in 1987. Prior to such time, Mr. Young was a Senior Vice President of GE Venture Capital, a venture capital investment firm and a subsidiary of General Electric Co. He presently serves on the Board of Directors of Integrated Packaging Assembly Corporation. He received his B.S. in Mechanical Engineering at Cornell University and his M.M. in Finance from Northwestern University.

Board Meetings and Committees

     The Board of Directors of the Company held a total of nine meetings during fiscal 1998. No director attended fewer than 90% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served held subsequent to his becoming a director. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which consisted of Messrs. Cooper and Wilson during fiscal 1998, is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls. The Audit Committee met once during fiscal 1998.

     The Compensation Committee, which consisted of Messrs. Cole and Young during fiscal 1998, met twice during fiscal 1998. The duties of the Compensation Committee include determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Cole and Young. Mr. Garrettson, who is President and Chief Executive Officer of the Company, has participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Garrettson was excluded from discussions regarding his own salary and incentive compensation.


                                  PROPOSAL TWO

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

Introduction

     In connection with the reincorporation of the Company from California to Delaware in 1997 (the "Reincorporation"), certain institutional stockholders of the Company requested that the Board of Directors put before the stockholders a proposal to amend the Certificate of Incorporation of the Company to provide that the Company not be governed by Section 203 of the Delaware General Corporation Law ("Section 203"), the Delaware anti-takeover statute (referred to hereinafter as "opting out"). The proposed amendment to the Company's Certificate of Incorporation would read "This Corporation elects not be governed by Section 203 of the Delaware General Corporation Law." If approved by the stockholders, the amendment to the Company's Certificate of Incorporation directing that Section 203 shall not apply to the Company will become effective 12 months after the date of such approval.

--------------------------------------------------------------------------------
FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL.
--------------------------------------------------------------------------------

     Pursuant to such request, the Board of Directors of the Company has considered whether it should recommend that the stockholders approve a proposal to amend the Certificate of Incorporation to provide that the Company not be governed by Section 203. The Board of Directors is recommending that stockholders vote against the Proposal, because it believes that the best interests of the Company and its stockholders will be served by allowing the Company to take advantage of the limitations on unsolicited takeovers provided by Section 203. In connection with the Reincorporation, the Company did not implement many of the various mechanisms which may enhance the Board's ability to negotiate favorable terms for the stockholders in the event of an unsolicited takeover attempt. The Board of Directors does not believe that in the absence of the protections provided by Section 203, the Company's existing defensive measures are sufficient to deter a two-tier tender offer in which the stockholders may not be treated fairly by an acquirer.

     The proposal to amend the Certificate of Incorporation to provide that the Company not be governed by Section 203 is not being proposed in order to enable or deter an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Stockholders are urged to read carefully the following sections of this Proxy Statement before voting on the proposal to amend the Certificate of Incorporation to provide that the Company not be governed by
Section 203.

Vote Required for the Proposal to Amend the Certificate of Incorporation

     Approval of the Proposal to amend the Certificate of Incorporation to elect not to be governed by Section 203, will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The effect of an abstention or a broker nonvote is the same as that of a vote against the Proposal.

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL TO PROVIDE THAT THE COMPANY NOT BE GOVERNED BY SECTION 203.
--------------------------------------------------------------------------------

Mechanics of Section 203

     In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Under Section 203, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities of fifteen percent (15%) or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder, sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock, the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock), or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) quoted on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Company did not so elect to be excluded from the statutory provisions of Section 203 at the time of the Reincorporation. Should the holders of a majority of the outstanding shares of the Company vote to amend the Certificate of Incorporation to provide that the Company not be governed by
Section 203, Delaware law requires that such action by the stockholders would not take effect until one year after the vote occurs.

     Section 203 will encourage any potential acquirer to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Company in which all stockholders would not be treated equally. Stockholders should note, however, that the application of Section 203 to the Company confers upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the Company's shares over the then current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions.

--------------------------------------------------------------------------------
FOR THE REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS URGES YOU TO VOTE "AGAINST" THE PROPOSAL.
--------------------------------------------------------------------------------

     The Board of Directors of the Company believes that the interests of its stockholders are better served by continuing to be governed by Section 203 for the following reasons: (i) Section 203 does not affect the stockholders' voting rights, (ii) Section 203 does not interfere with the ability of an existing stockholder or third party to make a tender offer directly to the Company's stockholders, (iii) Section 203 does not interfere with market purchases of additional shares of the Company's Common Stock by an existing stockholder or a third party, (iv) Section 203 does not prevent the stockholders from electing a new board of directors, (v) Section 203 does not interfere with or prohibit a proxy contest by interested stockholders to elect a board of directors, (vi)
Section 203 does not prevent an interested stockholder who has obtained control of the Company from carrying on the Company's business in an ordinary manner or entering into a merger or other business combination as long as it is with an unrelated party and (vii) even if the Board of Directors of the Company does not vote in favor of a proposed transaction with an interested stockholder, the stockholders of the Company retain the ultimate ability to allow the transaction to proceed if at least 66 2/3% of the stockholders vote in favor of the transaction. As Section 203 provides a framework within which potential acquirers are required to treat stockholders equally and limits opportunities for coercive tactics without impairing the ability of the stockholders to accept a tender offer or to replace the management and directors of the Company, the Board of Directors believes that it is not appropriate to amend the Certificate of Incorporation to provide that the Company elect not to be governed by Section 203.

     In its legislative synopsis that accompanied the adoption of Section 203, the Delaware General Assembly stated that "Section 203 is intended to strike a balance between the benefits of an unfettered market for corporate shares and the well documented and judicially recognized need to limit abusive takeover tactics." Section 203 was the result of extensive legislative hearings and has been the subject of numerous scholarly articles. Few companies elect not to be governed by Section 203. The Board of Directors believes that Section 203 enhances the likelihood that stockholders will receive a full and fair offer, if an offer is made, because it better enables the Board of Directors to negotiate and thereby improve the terms of any such offer on behalf of all stockholders.

Anti-takeover Implications of Existing Charter Documents

     Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the certificate of incorporation or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. See "--Mechanics of Section 203."

     The Certificate of Incorporation of the Company permits cumulative voting, and such method of voting may make it more difficult to remove any given board member. Other measures permitted under Delaware law, which the Company does not intend to implement include the establishment of a staggered board of directors, elimination of the ability of 10% or more stockholders to call special meetings of the stockholders and elimination of actions by written consent of the stockholders.

     In addition, Delaware law permits a corporation to adopt such measures as shareholder rights plans designed to reduce a corporation's vulnerability to unsolicited takeover attempts. Prior to the Reincorporation, the Company adopted such a plan in October 1996 (the "Rights Plan"). Pursuant to the Rights Plan, the Company declared a dividend of one Common Share Purchase Right (a "Right") for each outstanding share of Common Stock and each share of Common Stock issued thereafter. Initially, each Right entitles holders of Common Stock to purchase from the Company one share of Common Stock at an exercise price of $126.00, subject to adjustment. The Rights are not exercisable until the occurrence of specified events.

     The Rights will become exercisable only if a person or group acquires 15% or more of the Company's Common Stock or announces a tender offer or exchange offer which would result in such person or group's ownership of 15% or more of the Common Stock. At the time the Board of Directors adopted the Rights Plan, a stockholder of the Company, Kopp Investment Advisors and its affiliates ("Kopp"), held more than 15% of the Company's Common Stock. In order to avoid triggering the Rights Plan by virtue of such pre-existing interest, the Company and Kopp entered into an agreement and the Rights Plan was amended such that the Rights will become exercisable upon Kopp acquiring or announcing a tender offer or exercise offer which would result in its ownership of 25% or more of the outstanding shares of the Company. Ten days after such acquisition or offer, each Right becomes exercisable at the Right's then current exercise price, for shares of Common Stock of the Company (or, in certain circumstances as determined by the Board of Directors, a combination of cash, property, Common Stock or other securities) having a value of twice the Right's exercise price. Alternatively, if the Company is involved in a merger or other business combination transaction with another person ten or more days after such acquisition or offer, each Right becomes exercisable at the Right's then current exercise price for shares of common stock of such other person having a value of twice the Right's exercise price. The Rights are redeemable up to ten days following the announcement of such acquisition or offer, subject to extension by the Board of Directors, at a price of $0.01 per Right. The Rights Plan expires in October 2006 unless the Rights are earlier redeemed by the Company.

     The Rights Plan is intended to protect the stockholders in the event of an unsolicited offer to acquire, or the acquisition of, 15% or more of the Common Stock of the Company. The Rights are not intended to prevent a takeover of the Company and will not interfere with any tender offer or business combination approved by the Board of Directors. The Rights encourage persons seeking control of the Company to initiate such an acquisition or offer to acquire through arm's length negotiations with the Board of Directors.

     The Board of Directors has no present intention to amend the Certificate of Incorporation or Bylaws to include additional provisions other than those now present in its Certificate of Incorporation and Bylaws which might deter an unsolicited takeover attempt. However, in the discharge of its fiduciary obligations to its stockholders, the Board of Directors of the Company will continue to evaluate the Company's vulnerability to potential unsolicited bids to acquire the Company on unfavorable terms and to consider strategies to enhance the Board's ability to negotiate with an unsolicited bidder.

                                 PROPOSAL THREE

                  ADOPTION OF 1998 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the stockholders are being asked to approve (i) the adoption of the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"), (ii) the initial reservation of 250,000 shares for sale thereunder and
(iii) an annual increase in the number of shares reserved for sale thereunder by the lesser of 300,000 or 2% the Company's total outstanding capital stock on the last day of the prior fiscal year. The adoption of the Purchase Plan was approved by the Board of Directors in April 1998.

     The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of the Company's business. In addition, an employee stock purchase plan is considered a competitive necessity in the high technology industries.

     In connection with its initial public offering in 1994, the Company implemented the 1994 Employee Stock Purchase Plan (the "1994 Plan"). The 1994 Plan provided for 24 month offering periods divided into six month purchase periods. Due to the volatility of the market price for the Company's Common Stock in 1997, the number of shares of Common Stock to be purchased by participants in the 1994 Plan exceeded the total number of shares of Common Stock reserved for sale under the 1994 Plan. Pursuant to the terms of the 1994 Plan, the Board of Directors terminated the open offering periods in December 1997 and suspended the start of any future offering periods of the 1994 Plan. The reserved shares in the 1994 Plan were allocated on a pro rata basis to the 1994 Plan participants when the offering periods were terminated in December 1997. Due to the Company's experience with the 1994 Plan, the Purchase Plan differs from the 1994 Plan in that the offering periods will be of 12 months duration and the number of shares reserved for issuance thereunder will be refreshed annually (without further action by the stockholders) by the lesser of 300,000 shares or 2% of the Company's outstanding capital stock on the last day of the prior fiscal year. The Company believes that these differences will make a pro rata distribution under the Purchase Plan less likely.

Recent Accounting Pronouncement

     A recent interpretation of generally accepted accounting principles requires the Company to record a charge to earnings if certain conditions apply to an employee stock purchase plan. This interpretation was announced in September 1997 in the consensus issued by the Emerging Issues Task Force entitled Accounting for Increased Share Authorizations in an IRS Section 423
Employee Stock Purchase Plan under APB Opinion No. 25, Accounting for Stock Issued to Employees (Issue No. 97-12) ("EITF 97-12"). Generally, if (i) at the beginning of an offering period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout the offering period, (ii) stockholders subsequently approve additional shares allocable to an offering period which commenced prior to the stockholder approval date and (iii) the fair market value of the stock subject to the plan on the subsequent stockholder approval date is higher than the fair market value on the date when the offering period commenced, then the Company will be required to record a charge to earnings to reflect the theoretical compensatory element of the difference in fair market value.

     Under prior practice, the Company typically would seek stockholder approval for additional shares when the shares remaining under the 1994 Plan appeared insufficient for the ensuing 12 month time frame. However, the 1994 Plan provided for 24 month offering periods consisting of four six month purchase periods and a new offering period began every six months (see "--Participation in an Offering"). Applied to this structure, the treatment specified by EITF 97-12 would have required that, in order to avoid a potential earnings charge, the number of shares reserved for issuance under the 1994 Plan or the Purchase Plan must never be permitted to decline below a level required to maintain at least 24 months of projected purchases.

     Two variables that may affect the amount of an earnings charges required under EITF 97-12 are substantial hiring rates, which affect new enrollments to the plan, and volatility over time in the market value of the Company's Common Stock. In order to minimize the possibility or extent of non-cash earnings charges required by EITF 97-12 in the future and, in particular, to avoid a charge relating to the offering period scheduled to commence in January 1998, the Board of Directors terminated the 1994 Plan. However, the Board of Directors believes that employee stock purchase plans provide valuable incentives to employees and therefore has adopted the Purchase Plan. The Purchase Plan is designed to decrease the future dilutive impact of employee stock purchases through Company sponsored plans. The Purchase Plan provides for shorter 12 month offering periods and also contains the automatic refresh provision described above in order to minimize the likelihood of future earnings charges relating to EITF 97-12. The number of shares reserved for issuance under the Purchase Plan would be increased automatically each year on the first day of the fiscal year commencing in fiscal 1999 by an amount equal to the lesser of (i) 300,000 shares or (ii) 2% of the outstanding shares of the Company on the last day of the prior fiscal year. If the adoption to the Purchase Plan is approved, the maximum number of shares which could be issued under the Purchase Plan over its 10 year term would be 2,950,000 shares.

Vote Required

     The affirmative vote of a majority of the Votes Cast will be required by law to approve the adoption of the Purchase Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

--------------------------------------------------------------------------------
THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  ADOPTION OF THE  PURCHASE
PLAN.
--------------------------------------------------------------------------------

     The essential terms of the Purchase Plan, as amended, are summarized as follows:

Summary of the Purchase Plan

     General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

     Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own five percent of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board.

     Participation in an Offering. The Purchase Plan is implemented by consecutive overlapping offering periods lasting for 12 months (an "Offering Period"), with a new Offering Period commencing on May 1 and November 1 of each year; provided, however that the first Offering Period under the Plan shall commence on July 1, 1998 and end on April 30, 1999. Common Stock may be purchased under the Purchase Plan every six months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the Common Stock on any exercise date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board of Directors may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Compensation is defined as base straight time gross earnings, sales commissions, bonuses, incentive compensation and payments for overtime and shift premiums. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 5,000 shares of the Company's Common Stock in each Purchase Period.

     Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or
(ii) the last day of Purchase Period; provided, however, that under certain circumstances, the Purchase Price may be adjusted to a price not less than 85% of the lesser of the fair market value on the Common Stock on (i) the date the Company's stockholders approve an increase in shares reserved for issuance under the Purchase Plan or (ii) the last day of the Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the Purchase Price.

     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

     Adjustment Upon Change in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board of Directors, whose determination shall be conclusive.

     Dissolution or Liquidation. In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, the Offering Period then in progress will be shortened and a new exercise date will be set.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan will terminate in April, 2008.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

     Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period or more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the Purchase Price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Purchase Price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

Participation in the 1994 Plan and the Purchase Plan

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan and were not eligible to participate in the 1994 Plan.

     The following table sets forth certain information regarding shares purchased during the fiscal year ended March 31, 1998 by each of the executive officers named in the Summary Compensation Table below all current executive officers as a group, all nonemployee directors as a group and all other employees who participated in the 1994 Plan as a group:

                                                                        Number of Shares
        Name of Individual or Identity of Group and Position             Purchased (#)      Dollar Value ($)(1)
--------------------------------------------------------------------   -----------------   --------------------
Garrett A. Garrettson, President, Chief Executive Officer and
 Director ..........................................................          3,004             $   65,845
Stephen B. Greenspan, Executive Vice President and Chief
 Operating Officer .................................................            --                     --
Bruce R. Wright, Executive Vice President, Finance and
 Administration, Chief Financial Officer and Secretary .............            341                    985
Joseph M. Veni, Senior Vice President, Sales and Marketing .........          3,004                 65,845
William Zucker, Vice President, Marketing ..........................          1,990                 35,514
All Current Executive Officers as a group (7 persons) ..............         14,339                299,640
Nonemployee Directors as a group* ..................................            --                     --
All Other Employees as a group .....................................        193,038              3,402,577

------------
*    Not eligible to participate in the 1994 Plan or the Purchase Plan.
(1) Market value of shares on date of purchase minus the purchase price under the 1994 Plan.


                                  PROPOSAL FOUR

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1999, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     KPMG Peat Marwick LLP has audited the Company's financial statements annually since 1993. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999.
--------------------------------------------------------------------------------

                    EXECUTIVE COMPENSATION AND OTHER MATTERS


Executive Compensation


                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the next four most highly compensated executive officers of the Company (the "Named
Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended March 31, 1998.

                                                                                     Long-Term
                                                                                    Compensation
                                                                                       Awards
                                                                                   -------------
                                                                                     Number of
                                                          Annual Compensation(1)      Securities
                                              Fiscal    ------------------------     Underlying
        Name and Principal Position            Year        Salary      Bonus(2)       Options
------------------------------------------   --------   -----------   ----------   -------------
Garrett A. Garrettson(3) .................    1998       $275,000      $54,000         25,000
   President, Chief Executive Officer and     1997        250,159       46,470        250,000
   Director                                   1996            --           --             --
Stephen B. Greenspan(4) ..................    1998        195,192       31,735         10,000
   Executive Vice President and Chief         1997        153,831       81,433        100,000
   Operating Officer                          1996            --           --             --
Bruce R. Wright(5) .......................    1998        175,384        8,000         10,000
   Executive Vice President, Finance and      1997            --           --         100,000
   Administration, Chief Financial Officer    1996            --           --             --
   and Secretary
Joseph M. Veni(6) ........................    1998        145,192       33,824         10,000
   Senior Vice President, Sales               1997        120,803       31,799         75,000
   and Marketing                              1996         65,356       38,516            --
William Zucker(7) ........................    1998        138,462       34,250         10,000
   Vice President, Marketing                  1997        135,503       25,721            --
                                              1996         46,154       18,750            --

------------
(1) Other than salary and bonus described herein, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such Named Executive Officer's salary.
(2) Represents bonuses relating to performance of services for the Company in fiscal 1998, some of which was paid in fiscal 1999.
(3) Mr. Garrettson became President, Chief Executive Officer and a Director of the Company in April 1996.
(4) Mr. Greenspan became Executive Vice President, Operations in April 1996 and was appointed Chief Operating Officer in April 1997.
(5) Mr. Wright joined the Company as Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary in May 1997.
(6) Mr. Veni joined the Company in April 1, 1992 as Vice President of Sales. He was named Senior Vice President, Sales and Marketing in April 1996.
(7) Mr. Zucker joined the Company in October 1995 as Vice President of Engineering. He was named Vice President of Product Line Management in August 1996, and he became Vice President of Marketing in April 1997.

Option Grants in Last Fiscal Year

     The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year ended March
31, 1998 to the Named Executive Officers.


                                                                                             Potential Realizable Value
                                  Number of      % of Total                                    Minus Exercise Price at
                                 Securities        Options        Exercise                    Stock Price Appreciation
                                 Underlying      Granted to        Price                         for Option Term(1)
                                  Options        Employees in     Per Share    Expiration    ---------------------------
              Name               Granted(2)      Fiscal Year       (3)(4)         Date            5%             10%
------------------------------- ------------   --------------   -----------   ------------   ------------   ------------
Garrett A. Garrettson .........   25,000             3.0%           22.25      11/18/07      $ 349,823      $ 886,579
Stephen B. Greenspan ..........   10,000             1.2%           17.25      01/13/08        108,484        274,921
Bruce R. Wright ...............   10,000             1.2%           17.25      01/13/08        108,484        274,921
Joseph M. Veni ................   10,000             1.2%           17.25      01/13/08        108,484        274,921
William Zucker ................   10,000             1.2%           17.25      01/13/08        108,484        274,921

------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 years option term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.
(2) All options shown granted in fiscal 1998 are exercisable starting one year after the date of grant, with 1/48th% of the shares becoming exercisable each at the end of every month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Under the 1992 Stock Plan, the Board of Directors retains the discretion to modify the terms, including the price, of outstanding options.
(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.
(4) Exercise price and tax withholding obligations may be paid in cash, promissory note, by delivery of already owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


     The following table sets forth certain information regarding the exercise of stock options during fiscal 1998 and the value of options held as of March
31, 1998 by the Named Executive Officers.

                                                                  Number of Securities
                                                                 Underlying Unexercised             Value of Unexercised
                                  Shares                               Options at                 In-the-Money Options at
                                 Acquired                           March 31, 1998(#)               March 31, 1998($)(2)
                                    on           Value       -------------------------------   ------------------------------
              Name               Exercise     Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------------- ----------   -------------   -------------   ---------------   -------------   --------------
Garrett A. Garrettson ......... 45,000       $980,782           70,504           159,496       $149,821        $285,804
Stephen B. Greenspan ..........    --             --            40,251            63,741         16,824          25,676
Bruce R. Wright ...............    --             --            25,000            85,000         71,875         215,625
Joseph M. Veni ................ 21,898       $566,737           15,484            60,187         61,666         197,786
William Zucker ................ 15,000       $458,125            9,508            35,492         20,205          54,170

------------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.
(2) Market value of the Company's Common Stock at fiscal year end minus the exercise price.

Employment Contracts and Change in Control Arrangements

     The Company has entered into employment agreements with Garrett A. Garrettson, Stephen B. Greenspan and Bruce R. Wright (collectively, the "Employees"). The Employees are eligible to participate in the Company's employee benefit plans and executive compensation programs.

     In April 1996, the Company appointed Garrett A. Garrettson as the Company's President, Chief Executive Officer and a Director of the Company. Mr. Garrettson entered into an employment agreement with the Company pursuant to which he receives an annual base salary of $275,000 and received a one-time signing bonus of $25,000 in fiscal 1997. The agreement provides for additional variable compensation in the target amount of $100,000 per year. The Company also granted Mr. Garrettson options to purchase 250,000 shares of Common Stock shortly after he commenced employment with the Company. These shares are subject to vesting over four years and were priced at the fair market value of the Company's Common Stock at the time of grant in April 1996. On August 27, 1996, the Board of Directors of the Company authorized the reduction of the exercise price of options to purchase 250,000 shares of the Company's Common Stock granted to Mr. Garrettson in April 1996. Mr. Garrettson's hiring package included an agreement by the Company to protect the value of Mr. Garrettson's options from a significant decrease in the price of the Company's Common Stock in the period following his hiring by the Company. Mr. Garrettson's April 1996 options had exercise prices of $21.375 per share, and such exercise price was substantially higher than the $13.75 per share market price of the Company's Common Stock at the time of the reissuance. Mr. Garrettson's April 1996 options were exchanged as of August 27, 1996 for nonstatutory options with exercise prices of $14.50 per share. The vesting periods and expiration dates of Mr. Garrettson's options were unchanged as a result of the reissuance. The agreement also provides that in the event that Mr. Garrettson's employment is terminated by the Company, for any reason other than misconduct, the Company will continue Mr. Garrettson's base salary for nine months.

     In April 1996, in connection with his acceptance of employment with the Company, Stephen B. Greenspan, Chief Operating Officer, entered into an employment agreement with the Company pursuant to which he is to receive an annual base salary of $175,000. The agreement provides for additional variable compensation in the target amount of $100,000 per year. In April 1997, Mr. Greenspan was promoted from Vice President of Operations to Chief Operating Officer and his annual base salary was increased to $200,000. The Company also granted Mr. Greenspan options to purchase 80,000 shares of Common Stock shortly after he commenced employment with the Company. These shares are subject to vesting over four years and are priced at the fair market value of the Common Stock at the time of grant. The agreement also provides that in the event that Mr. Greenspan's employment is terminated by the Company, for any reason other than misconduct, the Company will continue Mr. Greenspan's base salary for six months.

     In May 1997 the Company appointed Bruce R. Wright as the Company's Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary. Mr. Wright entered into an Employment Offer Letter with the Company pursuant to which he receives an annual base salary of $200,000. Mr. Wright is also eligible for variable compensation targeted at per year in connection with the Company's Executive Variable Compensation Plan. Mr. Wright received an option to acquire 100,000 shares of the Company's Common Stock shortly after he commenced employment with the Company. These shares are subject to vesting over four years and are priced at the fair market value of the Company's Common Stock at the date of grant.

     Upon the termination of either of Mr. Garrettson or Mr. Greenspan's employment with the Company for any reason whatsoever, including a Constructive Termination (defined below), and other than a voluntary termination or termination for Cause (defined below) or disability or death, such individual is entitled to a severance payment at the then applicable base salary rate, and payment of COBRA benefits for nine months in the case of Mr. Garrettson and six months in the case of Mr. Greenspan. In addition, the Messrs. Garrettson and Greenspan will have three months from the date of such termination of employment described above, or if terminated due to a disability or death, in which to exercise their stock options. Upon the termination of either of Mr. Garrettson or Mr. Greenspan's employment with the Company due to a disability, such individual is entitled to a severance payment equal to the amount by which such Employee's then applicable base salary rate exceeds all disability payments under the Company's insurance plans and any state or federal disability plans. Such severance payment shall be made for nine months for Mr. Garrettson and six months for Mr. Greenspan. Neither Mr. Garrettson or Mr. Greenspan shall be entitled to severance payments if his employment is voluntarily terminated or terminated for cause or by death. Constructive Termination means a material reduction in salary or benefits not agreed to by such individual or a material change in such individual's responsibilities, or a requirement to relocate more than 25 miles. Termination for "Cause" means termination of employment as a result of (i) an act or acts of dishonesty undertaken by such individual and intended to result in substantial gain or personal enrichment at the expense of the Company, (ii) willful, deliberate and persistent failure by such individual to perform his duties, or (iii) such individual's conviction of a felony.

     In the event there is a change in control of the Company in which substantially all the Company's assets are acquired, each of Mr. Garrettson's, Mr. Greenspan's and Mr. Wright's options will vest in full. For purposes of the options held by Messrs. Garrettson, Greenspan and Wright, a change of control is defined to mean the occurrence of any of the following events: (i) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (ii) a change in the composition of the Board of Directors of the Company occurring within a two year period, as a result of which fewer than a majority of the directors are Incumbent Directors, where "Incumbent Directors" means directors who either (A) are directors of the Company as of the date of grant of the option or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a subsidiary or subsidiaries).

Compensation of Directors

     Nonemployee directors currently receive a quarterly retainer of $3,000, a fee of $2,000 for attendance at each general Board of Directors meeting, and $1,000 for attendance at each committee meeting for services provided in that capacity and are reimbursed for out of pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees of the Board. The Company's Director Plan provides that options may be granted to non-employee directors of the Company who do not represent stockholders holding more than 1% of the Company's outstanding Common Stock pursuant to an automatic nondiscretionary grant mechanism. Each nonemployee director is automatically granted an Option to purchase 5,000 shares (the "First Option") on the date on which such person first becomes a nonemployee director. After the First Option has been granted to nonemployee director, such nonemployee director is thereafter automatically granted an Option to purchase 5,000 shares at the next meeting of the Board of Directors following the Annual Meeting of Stockholders in each year, if, on such date, he shall have served on the Board for at least six (6) months. The "First Option" granted shall be exercisable only while the nonemployee director remains a director with the Company, and vests in installments cumulatively as to 25% of the Shares subject to the Option on each anniversary of its date of grant. Subsequent option grants are exercisable only while the nonemployee director remains a director of the Company, and vest as to 2.08% of the shares subject to the Option on each monthly anniversary of its date of grant.

Report of the Board of Directors on Executive Compensation

     During the fiscal year ended March 31, 1998 the Company's executive compensation program was approved by the Board of Directors as a whole rather than the Compensation Committee of the Board of Directors. The following is the report of the Board of Directors with respect to the compensation paid to the Company's executive officers during fiscal 1998. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

     Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

     The compensation program for the Company's executive officers consists of the following components:

     *   Base Salary

     *   Quarterly and Annual Cash Incentives

     *   Long-Term Stock Option Incentives

     Base Salary

     The Board of Directors reviewed and approved fiscal 1998 base salaries for the Chief Executive Officer and the other Named Executive Officers at the beginning of the fiscal year. Base salaries were established by the Board based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In addition, the level of base salaries of each of Mr. Garrettson, the Chief Executive Officer, Mr. Greenspan and Mr. Wright were governed by employment agreements entered into with such executives in connection with their original employment with the Company, and such employment agreements were reviewed and approved by the Board of Directors. The terms of these employment agreements are described in the section entitled, "Employment Contracts and Change In Control Arrangements." Officer salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Board reviewed and analyzed the compensation packages, including base salary levels, offered by other high technology companies. The competitive information was obtained from surveys prepared by national consulting companies or industry associations (e.g., Radford Associates, Coopers & Lybrand and the American Electronics Association). The surveys include, but are not limited to, data from all industries represented in the Standard & Poor's Communication Equipment Manufacturer Index, the "line of business index" used in the stock performance graph set forth below. See "Performance Graph." In making base salary decisions, the Board exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Company hired Mr. Garrettson in March 1996 and negotiated the terms of his employment with him at that time. The fiscal 1998 base salary set forth in Mr. Garrettson's employment agreement, $275,000 per year, stemmed from that negotiation and reflects the Board of Directors' policy of fixing compensation at or above the average rates paid by its competitors.

     Quarterly and Annual Cash Incentives

     Quarterly and annual incentive bonuses for executive officers are intended to reflect the Board's belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a Variable Compensation Bonus Plan, which compensates officers in the form of quarterly and annual cash bonuses. At the beginning of fiscal 1998, the Board of Directors established target bonuses for each executive officer as a percentage of the officer's base salary. The target level of bonuses which the executive officers were eligible to receive varied from 25% to 60% of base salaries. The Variable Compensation Bonus Plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. The Named Executive Officers, including Mr. Garrettson, Mr. Greenspan and Mr. Wright, must successfully achieve these performance targets which are submitted by management to the Board for its evaluation and approval at the beginning of each fiscal quarter. The Company-based performance goals are tied to different indicators of Company performance, such as achievement of specific levels of orders, sales and pre-tax profits. These Company-based performance goals vary from quarter to quarter, may be subjective in nature and are competitively sensitive to the Company's business and operations. The individual's performance goals are tied to different indicators of the individual Named Executive Officer's performance, such as having received an order from a specific customer, achieved an R&D project milestone or achieved a desired on-time customer delivery. The Board evaluates the completion of the Company and individual goals and approves a performance rating relative to the goals so completed. This scoring is subjective and is influenced by the Board's perception of the importance of the various corporate and individual goals. At the end of the fiscal year, when determining the bonus payment for the fourth fiscal quarter, the Board considers the overall performance of the Company and each individual during the entire fiscal year, including the fourth quarter. Actual bonuses awarded during fiscal 1998 ranged from 4.6% to 24.7% of the Named Executive Officers' base salaries. Pursuant to his employment agreement with the Company, Mr. Garrettson was eligible to receive variable compensation in fiscal 1998 targeted at $100,000, to be paid quarterly based upon the attainment of Company and mutually agreed upon individual goals. More specifically, the Board of Directors evaluated Mr. Garrettson's performance by assigning certain weights to targets for quarterly results including revenue, earnings per share and return on net assets. In the first fiscal quarter, based on the Company's achievement of the performance targets set forth above, the Board of Directors granted Mr. Garrettson variable compensation of $54,000 or approximately 19.6% of his base salary. The Board of Directors did not award Mr. Garrettson any variable compensation in the subsequent three quarters of fiscal 1998, as the Company did not meet its performance targets.

     Long-Term Stock Option Incentives

     The Board provides the Company's Named Executive Officers with long-term incentive compensation through grants of options to purchase the Company's Common Stock. The Board believes that stock options provide the Company's Named Executive Officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. With the exception of the regrant of options to Mr. Garrettson noted below (which was at a price above then-current fair market value), all options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, reviewing factors such as the individual performance of the Named Executive Officer and the anticipated contribution of the Named Executive Officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into account. In fiscal 1998, the Board of Directors granted Mr. Garrettson options to purchase 25,000 shares of Common Stock at an exercise price of $22.25 per share, the closing price of the Company's Common Stock on the date of grant. Such grants reflect the Board of Directors' policy of fixing compensation, including long-term incentive compensation, at or above the average rates paid by its competitors. These options vested at the rate of one-quarter of the shares subject to the options on the first anniversary of the date of grant and the remaining shares vest monthly at a rate of 1/48 of the total of each grant per month. The Board of Directors believes that this vesting structure provides appropriate alignment of Mr. Garrettson's interests with those of the Company's stockholders while also providing him with incentives to remain at the Company.

Section 162(m)

     The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).


                                        Respectfully submitted by:


                                   Garrett A. Garrettson      Martin Cooper
                                   Robert C. Wilson           James A. Cole
                                   Eric A. Young              Charles D. Kissner

Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Standard & Poor's 500 Index and of the Standard & Poor's Communication Equipment Manufacturer Index for the period commencing August 3, 1994 (the date of the Company's initial public offering) and ending on March 31, 1998. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.


                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN(1)
                AMONG SPECTRIAN CORPORATION, THE S & P 500 INDEX
                  AND THE S & P COMMUNICATIONS EQUIPMENT INDEX


[The following descriptive is supplied in accordance with Rule 304(d) of Regulation S-T]: graphic depicting data set forth below as three lines with dollars on the vertical axis and dates from 8/3/94 to 3/31/98 on the horizontal axis.

                                        8/03/94     3/31/95     3/31/96     3/31/97     3/31/98
                                       ---------   ---------   ---------   ---------   --------
Spectrian Corporation                    100         236         175           86        130
S&P 500 Index                            100         111         147          176        261
S&P Communications Equipment Index       100         142         205          242        406

------------
(1) The graph assumes that $100 was invested on August 3, 1994 in the Company's Common Stock and in the Standard & Poor's 500 Index and in the Standard & Poor's Communication Equipment Manufacturer Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained in the preceding pages under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1998 all executive officers and directors of the Company complied with all applicable filing requirements.


                              CERTAIN TRANSACTIONS

     The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.



                                             THE BOARD OF DIRECTORS


Dated: May 28, 1998

PROXY                         SPECTRIAN CORPORATION                        PROXY
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                  June 26, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SPECTRIAN CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 28, 1998, and hereby appoints Garrett A. Garrettson and Bruce R. Wright, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of SPECTRIAN CORPORATION to be held on June 26, 1998 at 10:00 a.m. local time, at 160 Gibraltar Court, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     |X| Please mark
                                                                                                                          your votes
                                                                                                                            as this

                                     WITHHOLD
1.   ELECTION OF DIRECTORS:   FOR    FOR ALL      2. Amendment of  Certificate of  Incorporation  to     FOR      AGAINST    ABSTAIN
     NOMINEES:                [ ]      [ ]           provide that the Company not be governed by the     [ ]        [ ]        [ ]
     Garrett A. Garrettson,                          Delaware anti-takeover statute.
     James A. Cole, Eric A. Young,
     Robert C. Wilson, Martin Cooper,             3. Adoption of 1998 Employee Stock Purchase Plan.      [ ]        [ ]        [ ]
     Charles D. Kissner
                                                  4. Appointment of KPMG Peat Marwick as independent
     INSTRUCTION:    To    withhold                  auditors  of  Spectrian   Corporation  for  the     [ ]        [ ]        [ ]
     authority   to  vote  for  any                  fiscal year ending March 31, 1999.
     individual nominee, write that
     nominee's  name  in the  space
     provided below.

     __________________________________________________

                                                                               and, in their  discretion,  upon such other matter or
                                                                               matters which may properly come before the meeting or
                                                                               any adjournment or adjournments thereof.

                                                                               THIS  PROXY  WILL BE  VOTED  AS  DIRECTED  OR,  IF NO
                                                                               CONTRARY  DIRECTION IS  INDICATED,  WILL BE VOTED FOR
                                                                               THE ELECTION OF  DIRECTORS,  THE ADOPTION OF THE 1998
                                                                               EMPLOYEE STOCK  PURCHASE PLAN AND THE  APPOINTMENT OF
                                                                               KPMG PEAT MARWICK,  AGAINST THE PROPOSAL TO ELECT NOT
                                                                               TO BE GOVERNED BY THE DELAWARE  ANTI-TAKEOVER STATUTE
                                                                               OR AS SAID  PROXIES  DEEM  ADVISABLE  ON  SUCH  OTHER
                                                                               MATTERS AS MAY  PROPERLY  COME  BEFORE  THE  MEETING,
                                                                               INCLUDING,  AMONG OTHER THINGS,  CONSIDERATION OF ANY
                                                                               MOTION MADE FOR ADJOURNMENT OF THE MEETING.


Signature(s) _______________________________________________________________________   Dated _________________________________, 1998

(This Proxy  should be marked,  dated and signed by the  stockholders(s)  exactly as his or her name  appears  hereon,  and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^

                              SPECTRIAN CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the 1998 Employee Stock Purchase Plan of Spectrian Corporation.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

                  (a)  "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d)  "Company"  shall  mean  Spectrian   Corporation  and  any
Designated Subsidiary of the Company.

                  (e)  "Compensation"  shall mean all base  straight  time gross
earnings,   commissions,   overtime,  shift  premium,   incentive  compensation,
incentive payments, and bonuses.

                  (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

                  (h) "Enrollment Date" shall mean the first day of each Offering Period.

                  (i) "Exercise Date" shall mean the last Trading Day of each Purchase Period.

                  (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (1) If the Common Stock is listed on any  established
stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (2) If the  Common  Stock is  regularly  quoted  by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (3) In the absence of an  established  market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (k) "Offering Periods" shall mean the periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending twelve months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 1998, and shall end on the last Trading Day on or before April 30, 1998. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

                  (l) "Plan" shall mean this 1998 Employee Stock Purchase Plan.

                  (m) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that, in the event (i) the Company's shareholders approve an increase in the number of shares available for issuance under the Plan, (ii) all or a portion of such additional shares are to be issued with respect to one or more Offering Periods that are underway at the time of such shareholder approval ("New Shares"), and (iii) the Fair Market Value of a share of Common Stock on the date of such approval (the "Authorization Date FMV") is higher than the Fair Market Value on the Enrollment Date for any such Offering Period, the Purchase Price with respect to New Shares shall be 85% of the Authorization Date FMV or the Fair Market Value of a share of Common Stock on the Exercise Date, whichever is lower.

                  (n) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise
Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date; provided, however, that the first Purchase Period under the Plan shall commence with the first Trading Day on or after July 1, 1998, and shall end on the last Trading Day on or before October 31, 1998.

                  (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                  (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3. Eligibility.

                  (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 1998 and shall end on the last Trading Day on or before April 30, 1998. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5. Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6. Payroll Deductions.

                  (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

                  (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier with drawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10. Withdrawal.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                  (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Termination of Employment. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13. Stock.

                  (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 1999 equal to the lesser of (i) 300,000 shares, (ii) 2% of the outstanding shares on the last day of the prior fiscal year such date or (iii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

         15. Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such partici pant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         19.   Adjustments   Upon   Changes  in   Capitalization,   Dissolution,
Liquidation, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

                  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

         20. Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                  (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish a limit on the number of shares purchasable by all participants at the end of each Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

         24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                    EXHIBIT A


                              SPECTRIAN CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                          Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. ___________________________ hereby elects to participate in the Spectrian Corporation 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
         ______________________________________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)___________________________________________________________
                           (First)         (Middle)               (Last)


_______________________________               __________________________________
Relationship

                                              __________________________________
                                                     (Address)

Employee's Social
Security Number:                              __________________________________



Employee's Address:                           __________________________________

                                              __________________________________

                                              __________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:_________________________               __________________________________
                                                     Signature of Employee


                                              __________________________________
                                                     Spouse's Signature
                                              (If beneficiary other than spouse)

                                    EXHIBIT B


                              SPECTRIAN CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


         The undersigned participant in the Offering Period of the Spectrian Corporation 1998 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically termi nated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                              Name and Address of Participant:

                                              __________________________________

                                              __________________________________

                                              __________________________________


                                              Signature:

                                              __________________________________


                                              Date:_____________________________